                                                                   EXHIBIT 10.73


--------------------------------------------------------------------------------
         Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.
--------------------------------------------------------------------------------

[LOGO OF ZEFER]

                           Master Services Agreement
                               Table of Contents
                               -----------------

Title                                                                             Section
Services...........................................................................  1

Payment............................................................................  2

Term and Termination...............................................................  3

Continuous Acceptance..............................................................  4

Change Orders......................................................................  5

Scope of Work......................................................................  6

Confidential Information...........................................................  7

Ownership and License..............................................................  8

Promotion..........................................................................  9

Representations and Warranties..................................................... 10

Other Understandings Between the Parties........................................... 11

Indemnification.................................................................... 12

Effect of Termination.............................................................. 13

Non-Solicitation................................................................... 14

Limitation of Liability............................................................ 15

Injunctive Relief.................................................................. 16

No Third Party Beneficiaries....................................................... 17

No Breach Without Notice........................................................... 18

Delays............................................................................. 19

Independent Contractors............................................................ 20

Assignment......................................................................... 21

Waiver............................................................................. 22

Separability....................................................................... 23

Survival........................................................................... 24

Governing Law...................................................................... 25

Captions........................................................................... 26

Entire Agreement................................................................... 27

Notices............................................................................ 28

Counterparts....................................................................... 29

[LETTERHEAD OF ZEFER]

                           MASTER SERVICES AGREEMENT


     This Master Services Agreement (this "Agreement") is made as of April 1, 2000 ("Effective Date"), by and between ZEFER Corp. ("ZEFER"), and Citizens
                                                                        --------
     Financial Group, Inc. (the "Client").
     --------------------

     For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  1. Services. ZEFER will provide certain consulting services ("Services") as set forth in any Statement of Work (each a "Statement of Work"), or, if applicable, a Change Order (each a "Change Order"), each of which will be attached as an Exhibit to and made a part of this Agreement and each shall specifically reference this Agreement.

  2. Payment. Client will compensate ZEFER in consideration of the Services by paying certain fees (the "Fees") and all necessary and pre-approved out-of-pocket expenses (the "Expenses") as set forth in Schedule A, attached hereto, and/or in each Statement of Work and/or Change Order. ZEFER will invoice Client as set forth in Schedule A attached hereto, and/or the Statement of Work and/or Change Order, and payment will be due within thirty (30) days of the date of the invoice.

  3.  Term and Termination.
  3.1 Term.  This Agreement shall be in full force and effect on the Effective
      ----
Date and shall continue thereafter for a term of three (3) years or until the expiration of any Statement of Work and/or Change Order executed hereunder, whichever is longer, unless sooner terminated as provided herein (the effective date of such termination being referred to herein as the "Termination Date"). This Agreement may be renewed for additional periods by written agreement of the parties.

  3.2 Termination.   Either party may terminate this Agreement in accordance
      -----------
with the termination provisions set forth on Schedule A. Either party may terminate this Agreement, any Statement of Work, or Change Order upon written notice to the other party, for such other party's material failure to comply with any term or condition of this Agreement, which failure is not cured within thirty (30) days of receipt of the notice (termination shall be effective as of the date specified in such notice); provided, however that in the event that Client defaults in the payment of any amount due to ZEFER under this Agreement, Statement of Work or Change Order pursuant to this Agreement, then ZEFER may, by issuing written notice to Client, terminate this Agreement as of a date specified in the notice of termination, but in no event less than ten (10) business days from the date of the notice, provided Client does not cure such default within ten (10) days of receipt of the notice.

   3.3  Payment.  In the event of any termination of this Agreement, Client is
        -------
responsible for all obligations arising from Services delivered and accepted prior to the Termination Date, including payment of all Fees and Expenses incurred on a time and materials basis up to the Termination Date.

   4. Continuous Acceptance. As ZEFER completes discrete portions of the Services to be performed under any Statement of Work and/or Change Order, ZEFER shall deliver such portions to Client for review and acceptance. Such review will be for compliance of such discrete portion with the Statement of Work and/or Change Order. All such portions delivered will be deemed accepted by Client unless Client provides written notice of objection within ten (10) business days after delivery of such portions. The objection notice will include a reasonably detailed description of: (i) the grounds for the objection, and
(ii) all changes requested by Client in order for such portions to be accepted by Client. In the event that Client provides a written notice of objection, ZEFER and Client will promptly meet to negotiate the issues in dispute. After such meeting, ZEFER shall, without additional compensation, act diligently to correct any deficiencies, so that such deliverable will operate in accordance with the specifications contained in the relevant Statement of Work and/or Change Order, within a reasonable period of time. Client acknowledges and agrees that any delay caused by the dispute shall postpone the delivery of the remaining Services for an equivalent period and any time schedule set forth in the applicable Statement of Work and/or Change Order shall be deemed amended accordingly. No such delay shall relieve or suspend Client's obligation to pay ZEFER under Section 2 of this Agreement. Notwithstanding the foregoing, if after sixty (60) days ZEFER has failed to correct any deficient portion of the Services, which deficiency was outlined in Client's written objection, so that such portion operates in accordance with the specifications as set forth in the relevant Statement of Work and/or Change Order, Client shall have the right, in its sole direction, to terminate this Agreement and obtain a refund of the fees associated with the discrete portion of the deliverable as defined in the relevant Statement of Work and/or Change Order paid to ZEFER.

   5.   Change Orders.  At any time prior to acceptance of Services pursuant to
Section 4, Client may request a modification to such Services (each a "Modification"). In the event that Client requests a Modification, Client will give ZEFER written notice which will describe in reasonable detail the requested Modification. Within ten (10) business days after the date of such written notice, ZEFER will give Client a responsive written notice informing Client as to the effect of making the proposed Modification on the pricing and functional specifications, and schedule for completion of the Services (a draft "Change Order"). Within ten (10) business days after delivery to Client of any draft Change Order, the parties will finalize the Change Order. In the event that the parties do not reach agreement as to a Change Order within the ten (10) day period, ZEFER will have the right, subject to Client's rights to terminate such services or terminate this Agreement, to proceed with the Services without incorporating the proposed Modification.

  6. Scope of Work. Client acknowledges that: (i) the scope of work to be performed by ZEFER for the Fees specified in any Statement of Work will be limited to the Services specified in such Statement of Work, and (ii) all work other than as specified in a Statement of Work will be subject to further charge, pursuant to a Change Order or separate written agreement by and between ZEFER and Client.

  7. Confidential Information. Each party to this Agreement (each, a "Recipient") shall protect and keep confidential all non-public information ("Confidential Information") disclosed by the other party (each, a "Discloser"), whether or not it is marked or identified as "Confidential Information" by the Discloser, and shall not, except for the purposes of performing the Services to be provided hereunder, use or disclose any such Confidential Information; provided that if Confidential Information must be disclosed for the purposes of providing Services hereunder, such disclosure shall only be made to employees or contractors having a "need to know" (and who are themselves bound by similar nondisclosure restrictions). Confidential Information shall include, without limitation, computer programs, code, algorithms, know-how, methodology, trade secrets, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, pricing and fee schedules, financial and product development plans, customer lists, information regarding distribution channels, forecasts, and strategies.

  Upon termination or expiration of this Agreement, at Discloser's request Recipient shall return to Discloser all written materials that contain any Confidential Information. The obligations of confidentiality shall not apply to any information which: (i) was previously known to Recipient; (ii) is or becomes publicly available, through no fault of Recipient; (iii) is disclosed to Recipient by a third party having no obligation of confidentiality to Discloser;
(iv) is independently developed by Recipient; or (v) is required to be disclosed as a matter of law.

  In addition to the foregoing, ZEFER (i) acknowledges that Client is subject to certain bank regulations relating to the confidential treatment of customer information and (ii) agrees to take all appropriate and necessary steps to ensure that any Client customer information disclosed to it in the course of providing Services under this Agreement is treated in a manner consistent with such regulations. Client agrees to identify and explain such regulations to ZEFER.

  8.  Ownership and License.
  8.1  Ownership and License of ZEFER Materials.
       ----------------------------------------
  (a) In connection with the provision of Services hereunder, ZEFER may provide certain materials and information proprietary to ZEFER and provided or used by ZEFER in the provision of Services, including, but not limited to, algorithms, rapid prototyping processes, methods, forms, graphics, music, photos, film clips, software developed outside the scope of this Agreement, and other content provided by ZEFER (collectively, "ZEFER Standard Materials"). Client acknowledges that all right, title and interest in and to all ZEFER Standard Materials is and remains the exclusive property of ZEFER or its suppliers. Subject to Client's payment of all fees under the applicable Statement of Work and/or Change Order, ZEFER hereby grants to Client a non-exclusive and non-transferable (except as set forth in Section 21) irrevocable, perpetual, royalty-free license to use and reproduce the ZEFER Materials, as defined in Section 8.1 (b) below, solely for the internal business purposes of Client (including, in a publicly-accessible Web site).

  (b) In connection with the provision of Services hereunder, ZEFER may provide certain software components (the "ZEFER Standard Components") to Client, which may be in source or object code form. Client acknowledges that all right, title and interest in and to all ZEFER Standard Components and ZEFER Standard Materials (collectively, "ZEFER Materials") is and remains the exclusive property of ZEFER or its suppliers. Client will not, and will not allow any employee or third party to, copy, reverse engineer, modify, improve and/or create derivative works of, copy, reverse engineer, or retrieve or read all or any portion of the source code of the ZEFER Standard Components, irrespective of the medium in which the ZEFER Standard Components may be contained or embodied; provided, however, that Client may copy the ZEFER Materials only as needed for backup or disaster recovery procedures. In the event that any employee or third party modifies, improves or creates derivative works from ZEFER Materials, whether or not in violation of this Agreement, Client will cause all right, title and interest in and to such modifications, improvements and/or derivative works to be assigned to ZEFER.

  (c) Notwithstanding any ownership rights that ZEFER may grant to Client, Client agrees that ZEFER retains the right to re-use, distribute and license to any of its current and future clients any of its ZEFER Materials, proprietary know-how, ideas, concepts, methodologies, rapid prototyping processes, algorithms, routines, code, methods, processes, or similar information, however characterized, whether in tangible or intangible form, and whether used by ZEFER in the performance of Services or not, at any time and without limitation.

  8.2  Ownership and License of Client Materials.
       ------------------------------------------
  (a) ZEFER acknowledges and agrees that all right, title and interest in and to all materials and information supplied by Client for use in the delivery of the Services (all, collectively, "Client Materials") is and remains, the exclusive property of the Client. In addition, the Services will include reports, information, analysis, schematics, and surveys (all collectively, "Reports") which are created by ZEFER for Client. All right, title and interest in and to all Reports will be owned exclusively by Client.

  (b) To the extent that any Client Materials are for use in or for the development of any software components developed by ZEFER under this Agreement, as well as any unique combination of visual elements incorporated into any such component, collectively, "Client Custom Components," the parties acknowledge and agree that: (i) the Client Custom Components will contain ZEFER Materials; and
(ii) all ZEFER Standard Components and ZEFER Standard Materials are defined in and subject to Section 8.1 of this Agreement. All Client Custom Components which are created under a Statement of Work and/or Change Order, including but not limited to computer code, data, improvements, developments, patents, copyrights, trade secrets, or other proprietary rights, and notwithstanding anything to the contrary in Section 8.1 of this Agreement, any ZEFER Materials that are contained within the Client Custom Component are hereby assigned by ZEFER to Client, subject to Client's payment of all fees under the applicable Statement of Work and/or Change Order (including license fees, if any).

  (c) Notwithstanding the foregoing, Client hereby grants to ZEFER: (i) a non-exclusive and non-transferable (except as set forth in Section 21) license to use, modify, reproduce and create derivative works of the Client Materials and Client Custom Components solely for use in connection with the Services being provided to Client hereunder; and (ii) a perpetual, worldwide, royalty free, non-exclusive license, with the right to grant sublicenses, to copy, distribute, transmit, display, perform, create derivative works, and otherwise use any Client Custom Component that is of general applicability and not unique to Client (e.g. a bug fix, utilities, tools, and extensions), so long as such use does not constitute a disclosure of Client's Confidential Information, or a re-use of the entire Client Custom Component. Client and ZEFER will separately agree from time to time with respect to the use by ZEFER of particular customized extensions developed by ZEFER during the term of a Statement of Work and/or Change Order.

  9.  Promotion.
  9.1 ZEFER Credit.  Notwithstanding any other provision in this Agreement
      ------------
which may suggest to the contrary, ZEFER, with Client's separate review and approval, will have the right to include Client's name and logo in ZEFER's client list, marketing and advertising material, and press releases.

  9.2 Promotion.  With Client's separate review and approval, ZEFER will have
      ----------
the right to reproduce, display and otherwise use the trademark, logo and/or trade name of Client, solely in connection with advertisement and promotion of the products and services of ZEFER. With Client's separate approval, ZEFER will have the right to make reasonable use of the results of the Services, including, but not limited to, a case study profiling the Client, the use of still photographs of and/or screen captures from any component, and to make demonstrations of executable versions of any component, to the extent that such use does not reveal the Confidential Information of Client, for ZEFER internal use and for reasonable promotion of the business of ZEFER in accordance with customary industry promotional practices; provided, however, that ZEFER will not
                                          --------  -------
make any use which implies endorsement or sponsorship of ZEFER by Client.

  10.  Representations and Warranties.
  10.1 Client.  Client hereby represents and warrants as follows:
      ------
  (a) Client will own, or will have obtained from the owners the right to use, the Client Materials used in the Services project as defined in the Statement of Work, and use of the Client Materials by ZEFER, as contemplated by this Agreement or any Statement of Work and/or Change Orders, will not violate any applicable law, regulation, rule or order, or infringe upon or violate the rights of any third party. No Client Materials will: (i) contain any defamatory, obscene, indecent, or offensive material; or (ii) invade the right of privacy or publicity of any person.

  (b)  Client has the authority to enter into this Agreement.

  10.2  ZEFER. ZEFER hereby represents and warrants as follows:
       -----
  (a) Services and Client Custom Components will not infringe upon or violate the proprietary rights of any third party, provided, however, that ZEFER
                                           -----------------
expressly disclaims any warranty relating to any such infringement resulting solely from ZEFER's use of Client Materials, and provided, further, that the
                                                 -----------------
foregoing warranty shall not apply where Client or its agents make modifications to any aspect of the results of the Services.

  (b) No ZEFER Materials or Client Custom Components will: (i) contain any defamatory, obscene, indecent, or offensive material; (ii) invade the right of privacy or publicity of any person; or (iii) by their use as contemplated by this Agreement, or any Statement of Work and/or Change Order, violate any applicable law, regulation, rule or infringe upon or violate the rights of any third party.

  (c)  Services will be provided in a professional and workmanlike manner.

  (d) The Deliverables as defined in the Statement of Work and/or Change Order, in AS IS condition, shall have the appropriate capabilities and compatibility for operating, and for handling events and dates that occur up to, in and after the Year 2000.

  (e)  ZEFER has the authority to enter into this Agreement.

  10.3 Disclaimer.  ZEFER GIVES AND MAKES NO REPRESENTATION OR WARRANTY OF ANY
       ----------
KIND, EXPRESS OR IMPLIED, OTHER THAN THAT EXPRESSLY SET FORTH IN THIS SECTION
10. NO REPRESENTATIVE OF ZEFER IS AUTHORIZED TO GIVE OR MAKE ANY OTHER REPRESENTATION OR WARRANTY OR MODIFY THE WARRANTY PROVIDED HEREIN IN ANY WAY. WITHOUT LIMITING THE FOREGOING DISCLAIMER, NO IMPLIED WARRANTY OF MERCHANTABILITY, NO IMPLIED WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE, AND NO IMPLIED WARRANTY ARISING BY USAGE OR TRADE, COURSE OF DEALING, OR COURSE OF PERFORMANCE IS GIVEN OR MADE BY ZEFER OR SHALL ARISE BY OR IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND IN NO EVENT SHALL ZEFER HAVE ANY LIABILITY OR OBLIGATION WHATSOEVER IN CONNECTION WITH ANY SUCH WARRANTY. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS SECTION, ALL SERVICES, AND COMPONENTS PROVIDED BY ZEFER UNDER THIS AGREEMENT, INCLUDING CLIENT CUSTOM COMPONENT, PRODUCT, AND ZEFER MATERIALS ARE PROVIDED AS IS.

  11.  Other Understandings Between the Parties.

  11.1 Client Control Over Content.  Client will have exclusive control over
       ---------------------------
the content presented in or through the components and on Client's web site (both during and after the creation of the components and Client's web site). ZEFER will have no obligation to review such content. Client understands and acknowledges that ZEFER will not participate in the transmission of content included in or accessible through any component and/or Client's web site, and is not responsible for any such content (except for unmodified ZEFER Materials used in a component or on Client's web site in the manner intended by ZEFER).

  11.2 Compliance With Laws.  Client will operate each component in full
       ---------------------
compliance with all applicable laws and regulations, including, but not limited to, the Electronic Security Privacy Act and laws or regulations relating to the use of personal information, whether obtained through observation or analysis of usage patterns (i.e., so-called "data mining") or otherwise. Client agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Client Custom Components, ZEFER Standard Components, or ZEFER Materials nor any direct product thereof are (a) exported, directly or indirectly, in violation of Export Laws; or (b) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

  11.3 Security.  Client will have the sole and exclusive responsibility for
       --------
the security of all personal information submitted through any component, including, but not limited to, credit card and other sensitive information.

12.  Indemnification.
  12.1 Indemnification by ZEFER.  ZEFER will indemnify Client and its officers,
       ------------------------
directors, employees, agents and affiliates from and against any and all suits, actions, claims, penalties, liabilities or obligations, (including reasonable attorney's fees and expenses) ("Claims") caused by: (i) ZEFER Materials used by Client in the course of the Services consistent with the terms of this Agreement or (ii) a breach of any representation or warranty made by ZEFER in this Agreement or any Statement of Work, or Change Order pursuant to this Agreement. Client will give ZEFER prompt notice of each such Claim and reasonable cooperation in connection with the defense of each such Claim. Sole control of defense and/or settlement of each such Claim will reside with ZEFER.

  12.2 Indemnification by Client.  Client will indemnify ZEFER and its
       -------------------------
officers, directors, employees, agents and affiliates from and against any and all Claims caused by: (i) a breach of any representation or warranty made by Client in this Agreement or in any Statement of Work, Change Order pursuant to this Agreement, or (ii) additions or alterations made by Client to ZEFER Materials. ZEFER will give Client prompt notice of each Claim and reasonable cooperation in connection with the defense of each Claim. Sole control of defense and/or settlement of each such Claim will reside with Client.

  13.  Effect of Termination.

  13.1.  Termination of Agreement.  Upon any termination of this Agreement: (i)
         -------------------------
all Statements of Work and/or Change Order will automatically terminate, effective as of the date of termination of this Agreement; (ii) ZEFER will have the right immediately to cease the provision of all services under this Agreement and any Statements of Work and/or Change Order, including, but not limited to, the display and maintenance by ZEFER of any portion of any Component consisting of Web site pages on behalf of Client; (iii) each party will return to the other all materials embodying or disclosing the Confidential Information of such other party; (iv) Client will promptly pay ZEFER for all work performed by ZEFER as set forth in Section 3.3 hereof; and (v) ZEFER will promptly deliver all Client Materials, and all Client Reports and Client Custom Components, including work in process, for which payment has been received.

  13.2   Termination of Statement of Work and/or Change Order.  Upon any
         -----------------------------------------------------
termination of any Statement of Work and/or Change Order prior to the end of its term, without termination of this Agreement, each party will have the same rights and obligations with respect to the work to be performed and the Confidential Information exchanged under such Statement of Work and/or Change Order as are set forth in clauses (ii) through (v) of Section 13.1.

  13.3.  Return of Materials.  Upon any termination of this Agreement or any
         --------------------
Statement of Work and/or Change Order by ZEFER, Client will promptly return to ZEFER each component and all ZEFER Materials delivered to Client under this Agreement or the applicable Statement of Work and/or Change Order, as the case may be, for which payment has not been received; and Client's license rights will terminate with respect to such components and ZEFER Materials.

  14. Non-Solicitation. Each party agrees that except as may otherwise hereafter be agreed in writing, such party shall not directly or indirectly, individually, or together with, or through any other person, firm, corporation, or entity: (i) during and for two (2) years after the term of this Agreement, in any manner, approach, counsel, or attempt to induce any person who is then in the employ of or an independent contractor of the other party, to leave that party's employ or engagement, or employ, engage or attempt to employ or engage any such person.

  15.    Limitation of Liability.
  15.1   Consequential Damages.  In no event shall either party to this
         ----------------------
Agreement have any liability, obligation or responsibility for any indirect, incidental, consequential, special or exemplary damages, or damages for loss of profits, revenue, data or use, arising in any way in connection with this Agreement, including, but not limited to damage to property, injury to persons, lost profits, or delays or inconvenience, even if such party has been advised of the possibility of such damages.

  15.2   Cap on Liability.  Except with regard to liability that arises with
         -----------------
respect to infringement, indemnity, or a breach of the confidentiality obligation, the maximum extent permitted by applicable law, ZEFER's liability for damages hereunder shall not, in the aggregate, exceed the amount of the fees paid by Client to ZEFER under this Agreement, each occurrence shall be limited to the amounts due to ZEFER under the applicable Statement of Work or Change

Order from which such claim arises, and provided further, if such applicable Statement of Work or Change Order is in excess of Two Million Dollars ($2,000,000.00), then ZEFER's liability with respect to each such occurrence shall not exceed Two Million Dollars ($2,000,000.00).

  15.3  Filing Period.  No action, regardless of form, arising out of the
        --------------
transactions contemplated by this Agreement may be brought by either party more than one year after the cause of action has arisen, except that any action for non-payment may be brought within two years after the date of the last payment or the date of the last invoice, whichever occurred later.

  16. Injunctive Relief. The parties agree that any breach of the provisions of this Agreement relating to intellectual property rights, confidentiality or indemnification will cause the aggrieved party irreparable harm, and that such party will be entitled to injunctive relief for such unauthorized use or breach, in addition to such other rights and remedies as may be available to it.

  17. No Third Party Beneficiaries. Nothing contained in this Agreement will be deemed to create, or be construed as creating, any third party beneficiary right of action upon any third party.

  18. No Breach Without Notice. Except as otherwise set forth herein, neither party shall be deemed to be in material breach of any of its obligations under this Agreement unless and until the other party has given written notice of the nature of such breach, and the breaching party has failed to cure such breach within thirty (30) business days after receipt of such written notice.

  19. Delays. Neither party shall be liable for delays caused by fire, accident, labor dispute, war, insurrection, riot, act of government, act of God, or any other cause reasonably beyond its control; but each party shall use all reasonable efforts to minimize the extent of any such delay. ZEFER shall not be liable to Client (or Client's customers) for any delay in performance or any failure in performance hereunder caused in whole or in part by reasons beyond the control of ZEFER or resulting from Client's failure to furnish Client Materials in a timely manner.

  20. Independent Contractors. The parties hereto are independent contractors. Nothing in this Agreement shall be deemed to create any form of partnership, principal-agent relationship, employer-employee relationship, or joint venture between the parties hereto.

  21. Assignment. ZEFER may not assign or subcontract its rights or obligations hereunder without the prior written consent of Client, which consent Client shall not unreasonably withhold. Client may not assign its rights or obligations hereunder without the prior written consent of ZEFER, which consent ZEFER shall not unreasonably withhold, except that Client may assign its rights or obligations hereunder without the written consent of ZEFER to (i) subsidiaries and affiliates that Client owns or controls more than fifty (50%) percent thereof or (ii) a corporation or other business entity succeeding to all or substantially all of the assets and business of Client (or, as applicable, any such subsidiary, affiliate or venture) by merger or purchase, as long as such entities expressly assume all of Client's obligations under this Agreement by a writing delivered to ZEFER. In the event that Client has less than a fifty (50%) percent interest in an entity or venture, the Client will provide ZEFER a written request to partially assign the Agreement to such entity; the Client will obligate such entity or venture under terms no less restrictive than those contained herein; and at all times Client will remain obligated to pay ZEFER for any and all work which ZEFER may perform on or at such entity's or venture's premises.

  22. Waiver. Neither party shall be deemed to have waived any provision hereof unless such waiver is in writing and executed by a duly authorized officer of the waiving party. No waiver by either party of any provision hereof shall constitute a waiver of such provision on any other occasion.

  23. Separability. The invalidity or unenforceability, in whole or in part, of any provision, term, or condition hereof shall not affect the validity or enforceability of the remainder of such provision, term or condition or of any other provision, term, or condition.

  24. Survival. The terms and provisions of Sections 2, 3, 7-9, 10.3, 11-18, and 21-29 shall survive expiration or termination of this Agreement by any party for any reason.

  25. Governing Law. This Agreement will be governed by and is construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to its rules concerning conflicts of laws. Exclusive venue for any action brought in connection with this Agreement shall be the Commonwealth of Massachusetts.

  26. Captions. Captions of the sections of this Agreement are for reference purpose only and do not constitute terms or conditions of this Agreement, nor shall they limit or affect the terms and conditions hereof.

  27. Entire Agreement. Together with that certain letter agreement between ZEFER and Client, a copy of which is attached as Exhibit I hereto, this Agreement and any incorporated Statements of Work, and Change Orders constitute the entire agreement between Client and ZEFER. In the event that any provisions in any incorporated Statements of Work or Change Orders are in conflict with, inconsistent with, in addition to, or otherwise different from the provisions in this Agreement, the provisions in this Agreement shall prevail over any such conflicting provisions. This Agreement may not be amended unless such amendment is in writing and signed by both parties hereto.

  28. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed to have been received by a party when actually received in the case of hand delivery, or five (5) days after mailing by first class mail, postage prepaid, to each party at the addresses shown below.

      If to ZEFER, then to:
      Sean W. Mullaney, Esq.
      Title:  General Counsel

      ZEFER Corp.
      711 Atlantic Ave.
      Boston, MA  02111

      If to the Client, then to:
      Name:  Joel J. Brickman, Esq.
      Title:  General Counsel
      Client Name:  Citizens Financial Group, Inc.
      Address:
      28 State Street
      38th Floor
      Boston, MA

  29. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date set forth above.

ZEFER Corp.


By:    /s/ Gerard E. Dube
    -----------------------------------------------------------

Name:  Gerard E. Dube
      ---------------------------------------------------------

Title: Executive Vice President of Client and Market Development
       ---------------------------------------------------------


Citizens Financial Group, Inc.


By:    /s/ Hal Tovin
    -----------------------------------------------------------

Name:  Hal Tovin
      ---------------------------------------------------------

Title: Group Executive Vice President
       ---------------------------------------------------------

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

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 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.
-------------------------------------------------------------------------------

Schedule A


Revenue Commitment. Client agrees that for the term of this agreement it will make the following revenue commitments to ZEFER as follows:


               First Twelve Months          $3,500,000
               Second Twelve Months         $4,000,000
               Third Twelve Months          $4,500,000

For the purposes of the second and third twelve month periods, however, the revenue commitment will be conditioned upon (i) the continued satisfaction of Client with the quality of the services being performed by ZEFER, (ii) there being a reasonable business need within Client and its subsidiaries for the services to be performed by ZEFER, and (iii) there being no material adverse change in the financial condition of Client during the period. In addition, to the extent that the revenue commitment is exceeded in any one period, such excess will be credited against the immediately following periods. Further, to the extent that ZEFER engages any subcontractor for the purposes of providing services to Client, and the subcontractor works under the control and direction of ZEFER, the associated revenue from such services will be credited against the revenue commitment. For fees up to Four Million ($4,000,000.00) Dollars of services billed or performed during the first twelve (12) months of this Master Services Agreement will be billed [**].

Invoicing. ZEFER will invoice Client for its services rendered hereunder as follows:

ZEFER will invoice Client for 20% of anticipated fees at the commencement of the engagement and will thereafter invoice Client on a monthly basis for the balance of the fees for the engagement.

Thereafter, ZEFER, for the remaining eleven months will invoice Client in the amount of Two Hundred Fifty Four Thousand Five Hundred Forty Five Dollars ($254,545.00) per month. ZEFER will conduct a financial audit on a quarterly basis to determine the status of the revenue commitment, and at that time, ZEFER and Client will discuss any additional amounts which may become due to ZEFER.

Invoicing for the second and third twelve month periods will similarly be made on a monthly basis in pro rata monthly installments for the fees contemplated for such period.

Termination. In addition to the termination rights set forth in the Master Services Agreement, Either party may terminate this Agreement by 30 days prior written notice to the other party in the event that Client's revenue commitment for the second and/or third twelve month periods is terminated by any of the reasons set forth under clauses (i), (ii) or (iii) in the Revenue Commitment section set forth above.

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